Exhibit 5.1

November 13, 2012

Proto Labs, Inc.

5540 Pioneer Creek Drive

Maple Plain, MN 55359

Ladies and Gentlemen:

We have acted as counsel to Proto Labs, Inc., a Minnesota corporation (the “Company”), and the selling shareholders (the “Selling Shareholders”) in connection with the Registration Statement on Form S-1, Registration No. 333-184673 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 4,140,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of which up to 100,000 shares of Common Stock will be issued and sold by the Company (the “Company Shares”) and up to 4,040,000 shares of Common Stock (including the underwriters’ option to purchase up to 540,000 additional shares of our Common Stock) will be sold by the Selling Shareholders (the “Selling Shareholder Shares”).

We have examined the Registration Statement and the articles of incorporation of the Company. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. As to certain factual matters, we have relied upon certificates of the Selling Shareholders and have not independently verified such matters.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Company Shares have been duly authorized under Minnesota law and (a) when the Registration Statement becomes effective under the Securities Act, (b) when the Company’s board of directors (the “Board”) or the pricing committee thereof (the “Pricing Committee”) has approved the specific number of Company Shares to be sold and a specific price for the sale of the Company Shares, and (c) upon payment and delivery in accordance with the underwriting agreement in the form filed with the Commission as an exhibit to the Registration Statement and approved by the Board or the Pricing Committee, the Company Shares will be validly issued, fully paid and nonassessable under Minnesota law if (i) issued as certificated shares, when certificates representing such Company Shares have been duly executed by the Company, countersigned and registered by the Company’s transfer agent/registrar and delivered on behalf of the Company, or (ii) issued as uncertificated shares, upon authorization thereof by action of the Board or the Pricing Committee; and

2. The Selling Shareholder Shares have been duly authorized, validly issued, fully paid and nonassessable under Minnesota law.

We do not express any opinion herein concerning any law other than the law of the state of Minnesota.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act, and we assume no obligation to revise or supplement this opinion thereafter.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ W. Morgan Burns
W. Morgan Burns